EXHIBIT 99.1

j2 Global Acquires Protus IP Solutions, Inc.

LOS ANGELES—December 6, 2010—j2 Global Communications, Inc. [NASDAQGS:JCOM], the provider of outsourced, value-added messaging and communication services, today announced that it has acquired Protus IP Solutions, Inc., a Canadian provider of Software-as-a-Service (SaaS) communication services and solutions to the business market.

Protus’ principal products are offered under the brand names MyFax® (Internet fax), CampaignerTM (email marketing) and My1VoiceTM (virtual phone service). Protus generated approximately $72 million in revenues over the 12 month period ended October 31, 2010, comprised of approximately 81% from MyFax®, 11% from CampaignerTM, 3% from My1VoiceTM and 5% from other services.

The purchase price was approximately $213 million, subject to certain post-closing adjustments.  The purchase was funded out of j2’s cash on hand.

With the acquisition, j2 now has approximately 1.9 million paid DIDs deployed to its fax, voice and unified communications customers.

As a result of the acquisition, j2 anticipates incurring approximately $15 million in deal and integration related expenses during the next nine months, with between $5 million and $11 million occurring in j2’scurrent fiscal quarter.

For the fourth fiscal quarter, j2 Global anticipates revenues will be between $69.5 million and $71.5 million. The acquisition of Protus, after expensing deal related costs in the fourth quarter, will be immediately accretive.  Net earnings per diluted share, excluding 123R non-cash compensation expense (between $2.0 million and $2.5 million) and the acquisition-related expenses described above, are expected to be between $0.48 and $0.50, based on approximately 46 million shares outstanding.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. With offices in eight cities worldwide, j2 Global's network spans more than 4,200 cities in 49 countries on six continents. The Company's websites appear in numerous languages, including Dutch, French, German, Spanish, English and more. Payments are accepted in currencies that include the U.S. Dollar, British Pound, Canadian Dollar, Japanese Yen, Euro, Hong Kong Dollar and more. j2 Global provides live sales and customer service support in multiple languages, including English, Spanish, Dutch, German, French, Cantonese and more. j2 Global markets its services principally under the brands eFax®, eFax Corporate®, Onebox®, eVoice® and Electric Mail®. As of December 31, 2009, j2 Global had achieved 14 consecutive fiscal years of revenue growth and eight consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit http://www.j2global.com.

Contact:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
press@j2global.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Act of 1995, particularly those regarding the Company’s expected Q4 2010 financial performance and anticipated deal and integration expenses. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: our ability to successfully integrate Protus’ business and customers into our business and operations at expected costs and timeframes, our ability to retain Protus’ customer base and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2009 Annual Report on Form 10-K filed by j2 Global on February 23, 2010, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these expectations.